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                         NOTICE OF GUARANTEED DELIVERY
                     FOR TENDER OF ANY AND ALL OUTSTANDING
                SERIES A 12 3/4% SENIOR DISCOUNT NOTES DUE 2012
                                       OF
                           SALT HOLDINGS CORPORATION
                PURSUANT TO THE PROSPECTUS DATED         , 2003

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    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON         , 2003, UNLESS
EXTENDED (THE "EXPIRATION DATE").
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                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

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
          BY MAIL:              BY FACSIMILE TRANSMISSION:     BY HAND/OVERNIGHT DELIVERY:
    The Bank of New York        (for eligible institutions        The Bank of New York
 Corporate Trust Operations                only)               Corporate Trust Operations
     Reorganization Unit              (212) 298-1915               Reorganization Unit
 101 Barclay Street--7 East        Attn: Sirojni Dindial       101 Barclay Street--7 East
  New York, New York 10286         Confirm by Telephone:        New York, New York 10286
   Attn: Carolle Montreuil            (212) 815-5920             Attn: Carolle Montreuil

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    As set forth in the prospectus, dated             , 2003, of Salt Holdings
Corporation, a Delaware corporation ("Salt Holdings"), under "The Exchange Offer--Guaranteed Delivery Procedures," and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto or an agent's message relating to guaranteed delivery must be used to accept Salt Holdings' offer to exchange $1,000 principal amount at maturity of its 12 3/4% Series B Senior Discount Notes due 2012, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount at maturity of its outstanding 12 3/4% Series A Senior Discount Notes due 2012, if certificates representing such notes are not immediately available, time will not permit the letter of transmittal, certificates representing such notes or other required documents to reach the exchange agent, or the procedures for book-entry transfer (including a properly transmitted agent's message with respect thereto) cannot be completed, on or prior to the expiration date.

    This form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.
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              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    The undersigned hereby tenders to Salt Holdings, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount at maturity of outstanding notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to Salt Holdings with respect to the outstanding notes tendered pursuant to the exchange offer.

    The undersigned understands that tenders of the outstanding notes will be accepted only in principal amounts at maturity equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under "The Exchange Offer--Withdrawal Rights."

    The undersigned understands that the exchange of any exchange notes for outstanding notes will be made only after timely receipt by the exchange agent of (i) the certificates of the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company), and (ii) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent's message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

    All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                                       2
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                            PLEASE SIGN AND COMPLETE

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
--------------------------------------------------------------------------------------------
X                                              Date:
X                                              Address:
  Signature(s) of Registered Holder(s) or
  Authorized Signatory                         Area Code and Telephone No.:

Name(s) of Registered Holder(s):

                                               If Notes will be delivered by book-entry
Principal Amount of Notes Tendered*:           transfer,
                                               provide information below:
                                               Name of Tendering Institution:
Certificate No.(s) of Notes (if available):    Depositary Account No. with DTC:
                                               Transaction Code Number:
* Must be in denominations of $1,000 and any
integral multiple thereof.
--------------------------------------------------------------------------------------------
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DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT
TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR
PROPERLY TRANSMITTED AGENT'S MESSAGE.

--------------------------------------------------------------------------------

    This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________
________________________________________________________________________________
Capacity: ______________________________________________________________________
Address(es): ___________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
--------------------------------------------------------------------------------

                                       3
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                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "The Exchange Offer--Guaranteed Delivery Procedures"), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent's message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

    The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent's message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm: __________________________________________________________________
Authorized Signature: __________________________________________________________
Title: _________________________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
Area Code and Telephone Number: ________________________________________________
Dated: __________________________________________________________________ , 2003

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